FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date  of  Report                August 8, 2001
                 ---------------------------------------------------------------



                         CardioTech International, Inc.
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             (Exact name of Registrant as specified in its charter)



       Massachusetts                     0-28034                 04-3186647
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(State or other jurisdiction of    (Commission File No.)       (IRS Employer
       incorporation)                                        Identification No.)


78 E Olympia Avenue, Massachusetts                             01801
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code           (781) 933-4772
                                                    ----------------------------

                                       N/A
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          (Former name or former address, if changed since last report)


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Item  4.          Change  in  Registrant's  Certifying  Accountants.
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On  August  1,  2001,  CardioTech  International, Inc. (the "Company"), with the approval of the Company's Audit Committee and Board of Directors, dismissed its independent accountants, BDO Seidman, LLP ("BDO"). During the years ended March 31, 2001 and 2000, and the subsequent interim period through August 1, 2001 (the date of BDO's dismissal as the Company's independent accountants), (i) there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make a reference to the subject matter of the disagreements in connection with its reports in the financial statements for such years and (ii) there were no "reportable events" as described in Items 304 of Regulation S-K. The independent accountant's report of BDO on the Company's consolidated financial statements for the years ended March 31, 2001 and 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

On August 1, 2001, the Company appointed, with the approval of the Company's Audit Committee and Board of Directors, the firm of Arthur Andersen LLP as its independent accountants.


Item  7.          Financial  Statements  and  Exhibits.
--------          -------------------------------------

a.)               Exhibits.

                  Exhibit 16     Letter of BDO Seidman, LLP.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CardioTech  International,  Inc.



                                           By:  /s/  Michael  Szycher
                                              --------------------------------
                                                Michael  Szycher,  PhD
                                                Chairman  and  CEO

     Date:  August 8, 2001
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